Exhibit 99.1

PRESS RELEASE

INX Announces Stock Repurchase Plan

HOUSTON--(BUSINESS WIRE)--May 13, 2009--INX Inc. (NASDAQ: INXI; the “Company”; or “INX”) today announced that its Board of Directors has approved a stock repurchase plan authorizing the repurchase up to $2 million of its Common Stock through October 31, 2009.

Commenting on the announcement, James H. Long, INX’s Chairman & Chief Executive Officer, stated, “At recent price levels we believe that INX’s common stock represents an attractive investment opportunity for the Company. While uncertainty about the state of the economy has contributed to the lower value of our shares recently, we believe that the fundamental drivers of demand for the unified communications and data center infrastructure technology that we provide are intact and that our prospects remain positive.  We will continue to invest in the initiatives that are key to our future success as well as investments that are in the best interest of the Company and its stockholders.”

The share repurchase plan calls for certain defined quantities of shares to be repurchased at certain defined share price levels in open market or privately negotiated transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, subject to market and business conditions, applicable legal requirements and other factors.  The plan does not obligate the Company to purchase any particular number of shares, and may be suspended at any time at the Company’s discretion in accordance with Rule 10b-18.

SAFE HARBOR STATEMENT:

The statements contained in this press release that are not statements of historical fact, including, but not limited to the statements regarding the Company’s expected future financial performance and future prospects, and the Company’s plans to repurchase shares of its Common Stock, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties.  The actual results of the future events described in the forward-looking statements in this document could differ materially from those stated in the forward-looking statements due to numerous factors. Recipients of this press release are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The Company may repurchase all of the $2 million of its shares of Common Stock authorized under the repurchase plan, or no shares, or any amount in between, and the Company may shorten the repurchase period or suspend the repurchase plan, depending on the trading price of its Common Stock, which may be positively or negatively impacted by the repurchase program, market conditions, or determinations following the date of this announcement in order to use the Company’s funds for other purposes.  The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

ABOUT INX INC.:

INX Inc. (NASDAQ: INXI) is a leading U.S. provider of IP network communications and data center solutions for enterprise organizations. INX offers a suite of advanced technology solutions focused around the entire life-cycle of enterprise IP network communications and data center infrastructure. Service offerings are centered on the design, implementation and support of network infrastructure, including routing and switching, wireless, security, unified communications, and data center solutions such as storage and server virtualization. Customers include enterprise organizations such as corporations, as well as federal, state and local governmental agencies. Because of its focus, expertise and experience implementing and supporting advanced technology solutions for enterprises, INX is well positioned to deliver superior solutions and services to its customers. Additional information about INX can be found on the Web at www.inxi.com.

CONTACT:

INX Inc.
Brian Fontana
Chief Financial Officer
713-795-2000
Brian.Fontana@INXI.com